SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant |X|
Filed by a party other than the Registrant |_|

Check the appropriate box:

|_| Preliminary proxy statement               |_| Confidential, For use  of the
|X| Definitive proxy statement                    Commission only  (as permitted
|_| Definitive additional materials               by Rule 14a-6(e)(2))
|_| Soliciting material pursuant
     to Rule 14a-11(c) or Rule 14a-12

                           Titan Pharmaceuticals, Inc.
                (Name of Registrant as Specified in Its Charter)

                           Titan Pharmaceuticals, Inc.
                   (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

|X| $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
|_| $500 per each party to the controversy pursuant to Exchange Act
     Rule 14a-6(i)(3).
|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)  Title of each class of securities to which transaction applies:

     ---------------------------------------------------------------------------
(2)  Aggregate number of securities to which transaction applies:

     ---------------------------------------------------------------------------
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)

     ---------------------------------------------------------------------------
(4)  Proposed maximum aggregate value of transaction:

     ---------------------------------------------------------------------------
(5)  Total fee paid

|_|   Fee paid previously, with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing of which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)  Amount previously paid:

     ---------------------------------------------------------------------------
(2)  Form, schedule or registration statement no.:

     ---------------------------------------------------------------------------
(3)  Filing party:

     ---------------------------------------------------------------------------
(4)  Date filed:

     ---------------------------------------------------------------------------

- ----------
(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

                          TITAN PHARMACEUTICALS, INC.

                          400 Oyster Point Boulevard
                                   Suite 505
                    South San Francisco, California  94080

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                          To be held October 18, 1996

To the Shareholders of
Titan Pharmaceuticals, Inc.

     Notice is hereby given that the Annual Meeting of the Shareholders of Titan Pharmaceuticals, Inc. will be held on October 18, 1996 at 9:30 a.m. local time at the offices of the Company, 400 Oyster Point Boulevard, Suite 505, South San Francisco, California 94080. The meeting is called for the following purpose:

     1.   To elect a board of nine directors;

     2. To approve an amendment to the Company's 1995 Stock Option Plan in order to increase the number of shares of Common Stock reserved for issuance thereunder from 300,000 to 1,300,000;

     3. To approve the appointment of Ernst & Young LLP as the independent auditors of the Company; and

     4. To consider and take action upon such other matters as may properly come before the meeting or any adjournment or adjournments thereof.

     The close of business on August 28, 1996 has been fixed as the record date for the determination of shareholders entitled to notice of, and to vote at, the meeting. The stock transfer books of the Company will not be closed. A list of the shareholders entitled to vote at the meeting may be examined at the Company's offices during the ten-day period preceding the meeting.

     All shareholders are cordially invited to attend the meeting. Whether or not you expect to attend, you are respectfully requested by the Board of Directors to sign, date and return the enclosed proxy promptly. Shareholders who execute proxies retain the right to revoke them at any time prior to the voting thereof. A return envelope which requires no postage if mailed in the United States is enclosed for your convenience.

                                    By Order of the Board of Directors,

                                    Louis R. Bucalo, M.D.
                                    President and Chief Executive Officer

Dated:  September 4, 1996

                          TITAN PHARMACEUTICALS, INC.

                          400 Oyster Point Boulevard
                                   Suite 505
                    South San Francisco, California  94080

                                PROXY STATEMENT

                        ANNUAL MEETING OF SHAREHOLDERS

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Titan Pharmaceuticals, Inc. (the "Company") for the Annual Meeting of Shareholders to be held at the offices of the Company, 400 Oyster Point Boulevard, Suite 505, South San Francisco, California 94080 on October 18, 1996, at 9:30 a.m. and for any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. Any shareholder giving such a proxy has the power to revoke it at any time before it is voted. Written notice of such revocation should be forwarded directly to the Secretary of the Company, at the above stated address.

     If the enclosed proxy is properly executed and returned, the shares represented thereby will be voted in accordance with the directions thereon and otherwise in accordance with the judgment of the persons designated as proxies. Any proxy on which no direction is specified will be voted in favor of the actions described in this Proxy Statement and for the election of the nominees set forth under the caption "Election of Directors."

     The approximate date on which this Proxy Statement and the accompanying form of proxy will first be mailed or given to the Company's shareholders is September 4, 1996.

     Your vote is important. Accordingly, you are urged to sign and return the accompanying proxy card whether or not you plan to attend the meeting. If you do attend, you may vote by ballot at the meeting, thereby cancelling any proxy previously given.

                               VOTING SECURITIES

     Only holders of shares of common stock, $.01 par value per share ("Common Stock") of record at the close of business on August 28, 1996 are entitled to vote at the meeting. On the record date, the Company had outstanding and entitled to vote 12,302,179 shares of Common Stock, each entitled to one vote upon all matters to be acted upon at the meeting. A majority in interest of the outstanding Common Stock represented at the meeting in person or by proxy shall constitute a quorum. The affirmative vote of a plurality of the Common Stock so represented is necessary to elect the nominees for election as directors and the affirmative vote of a majority of the Common Stock so represented, excluding broker non-votes, is necessary to approve and ratify the amendment to the 1995 Stock Option Plan and the appointment of Ernst & Young, LLP, independent certified public accountants as the independent auditors of the Company. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. If a shareholder, present in person or by proxy, abstains on any matter, the shareholder's shares will not be voted on such matter. Thus, an abstention from voting on any matter has the same legal effect as a vote "against" the matter even though the shareholder may interpret such action differently. Except for determining the presence or absence of a quorum for the transaction of business, broker non-votes are not counted for any purpose in determining whether a matter has been approved.

     The Company expects to mail this Proxy Statement and the accompanying form of proxy on or about September 4, 1996.

                            PRINCIPAL SHAREHOLDERS

      The following table sets forth, as of August 28, 1996, certain information concerning the beneficial ownership of the Company's Common Stock by (i) each shareholder known by the Company to own beneficially five percent or more of the outstanding Common Stock of the Company; (ii) each director; (iii) each executive officer of the Company; and (iv) all executive officers and directors of the Company as a group, and their percentage ownership and voting power.

                                        Shares Beneficially   Percent of Shares
Name and Address of Beneficial Owner(1)       Owned(2)       Beneficially Owned
- --------------------------------------- ------------------   ------------------

Louis R. Bucalo, M.D..................       338,172  (3)              2.72%
Ernst-Gunter Afting, M.D., Ph.D.......             0                   *
Richard C. Allen, Ph.D................        63,775  (4)              *
Sunil Bhonsle.........................       132,913  (5)              1.07
Michael K. Hsu........................        22,346  (6)              *
Hubert Huckel, M.D....................         2,500  (7)              *
Marvin E. Jaffe, M.D..................         2,500  (7)              *
Peter M. Kash.........................       152,452  (8)              1.23
Lindsay A. Rosenwald, M.D.............       660,034  (9)              5.25
Konrad M. Weis, Ph.D..................        51,852  (10)             *
Kenneth J. Widder, M.D................        15,237  (10)             *
Invesco Trust Company.................     1,220,538  (11)             9.92
    7800 E. Union Avenue
    Denver, CO  80237
All executive officers and directors
    as a group (11) persons...........     1,441,781  (12)            11.07%
- ------------------
*Less than one percent.

(1) Unless otherwise indicated, the address of such individual is c/o Titan Pharmaceuticals, Inc., 400 Oyster Point Boulevard, Suite 505, South San Francisco, California 94080.

(2) In computing the number of shares beneficially owned by a person and the percentage ownership of a person, shares of Common Stock of the Company subject to options held by that person that are currently exercisable or exercisable within 60 days are deemed outstanding. Such shares, however, are not deemed outstanding for purposes of computing the percentage ownership of each other person. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock.

(3) Includes 127,943 shares issuable upon exercise of outstanding options. 28,506 of such shares are subject to (i) obtaining stockholder approval of an increase in the number of shares reserved for issuance under the 1995 Stock Option Plan and (ii) if such approval is obtained, repurchase by the Company upon the occurrence of certain events.

(4) Represents shares issuable upon exercise of outstanding options. 3,871 of such shares are subject to (i) obtaining stockholder approval of an increase in the number of shares reserved for issuance under the 1995 Stock Option Plan and (ii) if such approval is obtained, repurchase by the Company upon the occurrence of certain events.

(5) Represents shares issuable upon exercise of outstanding options. 10,945 of such shares are subject to (i) obtaining stockholder approval of an increase in the number of shares reserved for issuance under the 1995 Stock Option Plan and (ii) if such approval is obtained, repurchase by the Company upon the occurrence of certain events.

(6)  Includes 11,314 shares issuable upon exercise of outstanding options.

(7)  Represents shares issuable upon exercise of outstanding options.

(8) Includes 112,517 shares issuable upon exercise of outstanding options and warrants and 3,411 shares held in trust for the benefit of his son. See "Certain Transactions."

(9)  Includes (i) 90,084 shares held by entities owned by Mr. Rosenwald, and
     (ii) 267,154 shares issuable upon exercise of outstanding options and warrants. Does not include (i) 94,589 shares held by his wife; (ii) 40,536 shares held by his wife in trust for the benefit of their children; (iii) 585,718 shares held by or underlying warrants held by Venturetek L.P., a limited partnership, the limited partners of which include Dr. Rosenwald's wife and children; or (iv) shares underlying Class A Warrants held by The Aries Trust and The Aries Domestic Fund L.P. as to which Dr. Rosenwald serves as investment manager and President of the general partner, respectively. Dr. Rosenwald disclaims beneficial ownership as to all of such shares. See "Certain Transactions."

(10) Includes 7,617 shares issuable upon exercise of outstanding options.

(11) Represents shares held by three mutual funds managed by Invesco Funds Group, Inc. or Invesco Trust Company.

(12) See Notes (3) through (10) above.

                              EXECUTIVE OFFICERS

     The following sets forth the names and ages of the executive officers of the Company, their respective positions and offices, and their respective principal occupations or employments during the last five years.

      Name                    Age                           Office
      ----                    ---                           ------

Louis R. Bucalo, M.D.         37                President, Chief Executive
                                                Officer and
                                                Director

Sunil Bhonsle                 46                Executive Vice
                                                President and Chief
                                                Operating Officer

Richard C. Allen, Ph.D.       52                Executive Vice
                                                President


     LOUIS R. BUCALO, M.D., is a co-founder of the Company and of each of the Company's operating companies -- Ansan, Inc. ("Ansan"), Ingenex, Inc., ProNeura, Inc. ("ProNeura"), Theracell, Inc. ("Theracell") and Trilex Pharmaceuticals, Inc. (the "Operating Companies") -- and has served as the Company's President and Chief Executive Officer since January 1993. Dr. Bucalo has served as a director of the Company since March 1993. Dr. Bucalo also serves as Chairman of the Board of each of the Operating Companies except Theracell and as Chief Executive Officer of ProNeura. From July 1990 to April 1992, Dr. Bucalo was Associate Director of Clinical Research at Genentech, Inc. a biotechnology company. Dr. Bucalo holds an M.D. from Stanford University and a B.A. in biochemistry from Harvard University.

     SUNIL BHONSLE joined the Company as Executive Vice President and Chief Operating Officer in September 1995. Mr. Bhonsle served in various positions, including Vice President and General Manager, Plasma Supply and Manager, Inventory and Technical Planning, at Bayer Corporation from July 1975 until April 1995. Mr. Bhonsle holds an M.B.A. from the University of California at Berkeley and a B.Tech. in chemical engineering from the Indian Institute of Technology.

     RICHARD C. ALLEN, PH.D., was appointed Executive Vice President of the Company in August 1995. He also currently serves as President and Chief Executive Officer of Theracell, which he joined in January 1995 and President and Chief Operating Officer of ProNeura. From 1974 until December 1994, Dr. Allen was employed by Hoechst-Roussel Pharmaceuticals, Inc. in various capacities serving last as Vice President and General Manager of the Neuroscience Strategic Business Unit from June 1991 to December 1994. Dr. Allen holds a Ph.D. in medicinal chemistry and a B.S. in pharmacy from the Medical College of Virginia.

     The Company is seeking a chief financial officer and is currently engaged in negotiations with a prospective candidate.

                             ELECTION OF DIRECTORS

      At the meeting, nine directors will be elected by the shareholders to serve until the next Annual Meeting of Shareholders or until their successors are elected and shall qualify. It is intended that the accompanying proxy will be voted for the election, as directors, of the nine persons named below, unless the proxy contains contrary instructions. The Company has no reason to believe that any of the nominees will not be a candidate or will be unable to serve. However, in the event that any of the nominees should become unable or unwilling to serve as a director, the persons named in the proxy have advised that they will vote for the election of such person or persons as shall be designated by the Management.

     The following sets forth the names and ages of the nine nominees for election to the Board of Directors, their respective principal occupations or employments during the past five years and the period during which each has served as a director of the Company.

         Name                         Age                 Position
         ----                         ---                 --------

  Louis R. Bucalo, M.D.(1)..........  37           President, Chief
                                                   Executive Officer
                                                   and Director
  Ernst-Gunter Afting, M.D., Ph.D...  53           Director
  Michael K. Hsu(2).................  46           Director
  Hubert Huckel, M.D.(3)............  64           Director
  Marvin E. Jaffe, M.D.(2)..........  59           Director
  Peter M. Kash.....................  35           Director
  Lindsay A. Rosenwald, M.D.(1)(3)    41           Director
  Konrad M. Weis, Ph.D.(1)..........  67           Director
  Kenneth J. Widder, M.D.(1)(3).....  42           Director

- -----------------
(1)  Member of Executive Committee
(2)  Member of Audit Committee
(3)  Member of Compensation Committee

     LOUIS R. BUCALO, M.D. See biographical information set forth above under "Executive Officers."

     ERNST-GUNTER AFTING, M.D., PH.D., has served as a director of the Company since May 1996. Dr. Afting has served as the President of the GSF-National Center for Environment and Health, a government research center in Germany since 1995. From 1984 until 1995, he was employed in various capacities by the Hoechst Group, serving as Divisional Head of the Pharmaceuticals Division of the Hoechst Group from 1991 to 1993 and as President and Chief Executive Officer of Roussel Uclaf (a majority stockholder of Hoechst AG) in Paris from 1993 until 1995.

     MICHAEL K. HSU has served as a director of the Company since March 1993. He currently serves as Director of Corporate Finance of National Securities Corporation. Mr. Hsu has been the United States biotechnology venture capital representative for the government of Taiwan, Republic of China for the past 10 years. From November 1994 through October 1995, he served as Director - Corporate Finance of Coleman and Company Securities. Since March 1989, Mr. Hsu has served as President of APS Bioventures Co., which, until November 1994, was an investment banking division of RAS Securities Corp. Mr. Hsu previously held various executive positions with Steinberg and

Lyman Health Care Company, Ventana Venture Growth Fund, Asian Pacific Venture Group (Thailand) and D. Blech Company.

     HUBERT HUCKEL, M.D. has served as a director of the Company since October 1995. Dr. Huckel is a consultant in the health care field. From 1964 until his retirement in December 1992, Dr. Huckel served in various positions with The Hoechst Group. At the time of his retirement, he was Chairman of the Board of Hoechst-Roussel Pharmaceuticals, Inc., Chairman and President of Hoechst-Roussel Agri-Vet Company and a member of the Executive Committee and Board of Hoechst Celanese Corporation. He currently serves on the Board of Directors of Royce Laboratories, Inc. and Sano Corporation.

     MARVIN E. JAFFE, M.D. has served as a director of the Company since October 1995. From 1988 until April 1994, Dr. Jaffe served as President of R.W. Johnson Pharmaceutical Research Institute where he was responsible for the research and development activities in support of a number of Johnson & Johnson companies, including ORTHO-McNeil Pharmaceuticals, ORTHO Biotech and CILAG. From 1970 until 1988, he was Senior Vice President of Merck Research Laboratories. He currently serves on the Board of Directors of Chiroscience, plc and Immunomedics, Inc.

     PETER M. KASH is a co-founder of Ansan and has served as a director of the Company since March 1993. Mr. Kash has served as Senior Managing Director of Paramount Capital, Inc. since August 1991. From August 1988 until August 1991, he was employed with D.H. Blair & Co., Inc. ("Blair"), a brokerage firm. Mr. Kash serves on the Board of Directors of Ansan.

     LINDSAY A. ROSENWALD, M.D., is a co-founder of the Company and has served as a director of the Company since March 1993. Dr. Rosenwald co-founded Interneuron Pharmaceuticals, Inc. and has served as its Chairman since February 1989. Dr. Rosenwald has been the Chairman and President of The Castle Group, Ltd., a New York medical venture capital firm ("Castle"), since October 1991, and the Chairman and President of Paramount Capital, Inc., an investment banking firm, since February 1992. Prior thereto, Dr. Rosenwald was a Managing Director, Corporate Finance at Blair. Dr. Rosenwald also is a director of BioCryst Pharmaceuticals, Inc., Sparta Pharmaceuticals, Inc., Atlantic Pharmaceuticals, Inc., Xenometrix, Inc., Avigen, Inc., Neose Technologies, Inc., VimRX Pharmaceuticals, Inc., and Ansan and is Chairman of the Board or a director of a number of privately held companies founded by Castle in the biotechnology or pharmaceutical fields.

     KONRAD M. WEIS, PH.D., has served as a director of the Company since March 1993. Dr. Weis is Honorary Chairman, and from 1974 to 1992 served as President and Chief Executive Officer of Bayer Corporation, at which time he retired. Dr. Weis serves as a director of PNC Equity Management Company, Michael Bayer Company and Dravo Company.

     KENNETH J. WIDDER, M.D. has served as a director of the Company since March 1993. Dr. Widder has served as Chairman and Chief Executive Officer of Molecular Biosystems, Inc., a company engaged in the development of diagnostic contrast imaging agents for ultrasound, since 1981. Dr. Widder serves on the Board of Directors of Wilshire Technologies, Inc. and Digivision.

Director Compensation

     Non-employee directors are entitled to receive $2,000 for each Board and committee meeting attended, although certain directors forego such fees, and are reimbursed for their expenses in attending such meetings. Directors are not precluded from serving the Company in any other capacity and receiving compensation therefor. In addition, directors are entitled to receive options

("Director Options") pursuant to the Company's 1995 Stock Option Plan. Director Options are exercisable in four equal annual installments commencing six months from the date of grant and expire the earlier of 10 years after the date of grant or 90 days after the termination of the director's service on the Board of Directors. In January 1996, each of the Company's current directors other than Dr. Afting received Director Options to purchase 10,000 shares of Common Stock at an exercise price of $5.00 per share. Dr. Afting received Director Options to purchase 10,000 shares of Common Stock at an exercise price of $5.00 per share when he joined the Board of Directors in May 1996.

Board Committees and Designated Directors

     The Board of Directors has an Executive Committee, a Compensation Committee and an Audit Committee. The Executive Committee exercises all the power and authority of the Board of Directors in the management of the Company between Board meetings, to the extent permitted by law. The Compensation Committee makes recommendations to the Board concerning salaries and incentive compensation for officers and employees of the Company and may administer the Company's 1995 Stock Option Plan. The Audit Committee reviews the results and scope of the audit and other accounting related matters.

     The Board of Directors met five times during 1995 and also took action by unanimous written consent. The Executive Committee met three times and also took action by unanimous written consent, and the Compensation Committee met one time. Each of the current directors of the Company attended at least 75% of the meetings of the Board of Directors and meetings of any Committees of the Board on which such person served which were held during the time such person served.

     The Company has agreed, if requested by Blair, to nominate a designee of Blair to the Company's Board of Directors for a period of five years ending January 18, 2001.

                            EXECUTIVE COMPENSATION

     The following summary compensation table sets forth the aggregate compensation awarded to, earned by, or paid to the Chief Executive Officer and to executive officers whose annual compensation exceeded $100,000 for the fiscal year ended December 31, 1995 (collectively, the "named executive officers") for services during the fiscal years ended December 31, 1995, 1994 and 1993:

                          Summary Compensation Table

                                                            Annual Compensation
Name                                                       --------------------
and Principal Position                            Year     Salary         Bonus
- ----------------------                            ----     ------         -----
Louis R. Bucalo .............................     1995     $188,000 (1) $      0
  President and Chief Executive Officer .....     1994     $206,000     $ 35,000
              ...............................     1993     $144,000     $      0

Richard C. Allen ............................     1995     $166,000     $      0
   Executive Vice President(2) ..............     1994     $      0     $      0

              ...............................     1993     $      0     $      0

- ----------
(1) A portion of the cash compensation paid to Dr. Bucalo is allocable to the Operating Companies pursuant to management services arrangements between them and the Company.

(2) Dr. Allen also serves as President and Chief Executive Officer of Theracell and President and Chief Operating Officer of ProNeura. Dr. Allen receives his entire salary from Theracell which he joined in January 1995.

     On April 19, 1996, the Compensation Committee agreed to grant Dr. Bucalo and Dr. Allen a cash bonus of $42,000 and $15,500, respectively, payment of which will be deferred (with interest at the rate of prime plus 1% commencing May 1, 1996) until such time, if ever, as one-half of the warrants issued in the Company's initial public offering in January 1996 have been exercised.

                       Option Grants in Last Fiscal Year

     The following table contains information concerning the stock option grants made to the named executive officers during the fiscal year ended December 31, 1995. No stock appreciation rights were granted to these individuals during such year.

                             Number of                          Individual Grant
                              Securities   ------------------------------------------------------
                             Underlying     % of Total
                               Options      Options Granted     Exercise or
                               Granted       to Employees      in Base Price          Expiration
Name                            (#)(1)       Fiscal Year        ($/Sh)(2)               Date
- -------                        ---------     -----------        ----------           ---------
Louis R. Bucalo ............      -0-           -0-               -0-                   N/A
Richard C. Allen ...........     57,906        26.5%            $   1.35             8/1/2005

- ------------------

(1) Each of the options listed in the table is immediately exercisable. The shares purchasable thereunder are subject to the repurchase by the Company at the original exercise price paid per share upon the optionee's cessation of service prior to the fourth anniversary of the option grant of such shares. Such repurchase right lapsed with respect to 7,721 shares on August 1, 1995 and will lapse with respect to 10,037 of such shares on August 1, 1996 and 1/48th of the balance of such shares at the commencement of each of the first 48 months commencing September 1996.

(2) The exercise price may be paid in cash, in shares of Common Stock valued at the fair market value on the exercise date or through a cashless exercise procedure involving a same-day sale of the purchase shares. The Company may also finance the option exercise by loaning the optionee sufficient funds to pay the exercise price for the purchased shares, together with any federal and state income tax liability incurred by the optionee in connection with such exercise.

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

     The following table sets forth information concerning option exercises and option holdings for the fiscal year ended December 31, 1995 with respect to the named executive officers. No stock appreciation rights were exercised during such year or were outstanding at the end of that year.

                                     Number of Securities                    Value of
                                    Underlying Unexercised               Unexercised in-the-Money
                       Shares        Options at FY-End (#)                  Options at FY-End(1)
                      Acquired    -------------------------------     -------------------------------
Name               on Exercise(#) Exercisable     Unexercisable(2)    Exercisable    Unexercisable(2)
- ---------------   --------------- --------------- ---------------     --------------- ---------------
Louis R. Bucalo.....     -0-         37,471           44,284            $161,500         $190,864
Richard C. Allen....     -0-          7,721           50,185             $27,410         $178,157


- ----------------

(1) Based on the fair market value of the Company's Common Stock at year-end, $4.90 per share (as determined by the Company's Board of Directors), less the exercise price payable for such shares.

(2) Options are immediately exercisable for all the option shares; however, since a portion of the shares purchasable upon exercise of the options are subject to repurchase by the Company at the original exercise price per share upon the optionee's cessation of service, such options are deemed unexercisable for purposes of this table. As of August 28, 1996, the repurchase right has lapsed as to 21,960 of such shares.

Employment Agreements

     The Company is a party to employment agreements with each of Dr. Louis R. Bucalo, President and Chief Executive Officer, Sunil Bhonsle, Executive Vice President and Chief Operating Officer of the Company and Dr. Richard C. Allen, Executive Vice President of the Company. All of the agreements contain confidentiality provisions.

     The agreement with Dr. Bucalo expires in February 1999 and provides for a current base annual salary of $210,000, subject to annual increases of 5% and bonuses of up to 20% at the discretion of the Board of Directors. In the event of the termination of the agreement with Dr. Bucalo, other than for reasons specified therein, the Company is obligated to make severance payments equal to his base annual salary for the greater of the balance of the term of the agreement or 18 months.

     Dr. Allen receives no salary from the Company (his primary compensation is from Theracell) but has been granted certain stock options which vest over five years if he remains employed by the Company.

     The agreement with Mr. Bhonsle provides for a base annual salary of $185,000 subject to automatic annual increases, based on increases in the consumer price index, and bonuses of up to 20% at the discretion of the Board of Directors. In the event Mr. Bhonsle's employment is terminated other than for "good cause" (as defined), the Company is obligated to make severance payments equal to his base annual salary for between six and nine months. Mr. Bhonsle has also been granted certain options that vest over five years if he remains employed by the Company.

     The Company has agreed with D.H. Blair Investment Banking Corp., the underwriter of the Company's initial public offering, that notwithstanding the provisions of the foregoing employment agreements, the compensation of the executive officers who were employed at the time of the Company's initial public offering in January 1996 will not increase from current levels prior to August 23, 1997.

                     COMPLIANCE WITH  SECTION 16(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers, directors and persons who beneficially own more than 10% of a registered class of the Company's equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Such executive officers, directors, and greater than 10% beneficial owners are required by SEC regulation to furnish the Company with copies of all
Section 16(a) forms filed by such reporting persons.

     Based solely on the Company's review of such forms furnished to the Company and written representations from certain reporting persons, the Company believes that all filing requirements applicable to the Company's executive officers, directors and greater than 10% beneficial owners were complied with.

                             CERTAIN TRANSACTIONS

     In March and April 1993, the Company borrowed an aggregate of $1,200,000 from Venturetek, L.P. and Dr. Lindsay A. Rosenwald, the co-founder and a director of the Company. See "Principal Shareholders." The loan was evidenced by 10% promissory notes payable on demand. The lenders received warrants which are currently exercisable to purchase an aggregate of 13,327 and 20,355 shares of Common Stock, respectively, at an exercise price of $4.50 per share. In June 1995, the notes, together with accrued interest, were cancelled in consideration of the issuance to Venturetek L.P. and Dr. Rosenwald of shares of Series A Preferred Stock which subsequently converted into 151,388 and 215,135 shares of Common Stock, respectively.

     In April and May 1993, Dr. Rosenwald made loans to the Company in the aggregate principal amount of $1,014,000. Such loans were repaid, together with accrued interest at the rate of 7% per annum, from the proceeds of the private placement of Series A Preferred Stock described below.

     Between July and November 1993, Paramount Capital, Inc. ("Paramount") acted as placement agent in connection with the Company's private placement of Series A Preferred Stock. Paramount received $1,729,575 in commissions and a $576,525 expense allowance in consideration for its services. In addition, designees of Paramount received warrants to purchase Series A Preferred Stock in connection with the private placement which currently represent warrants to purchase an aggregate of 469,107 shares of Common Stock exercisable at $4.50 per share. Dr. Rosenwald and Peter M. Kash, directors of the Company, serve as the President and Chairman, and a Managing Director, respectively, of Paramount. Dr. Rosenwald and Mr. Kash received warrants to purchase 221,221 and 96,191 of the aforementioned shares of Common Stock, respectively.

     In January 1995, the Company agreed to issue warrants to purchase an aggregate of 7,395 shares of Common Stock at an exercise price of $3.25 per share to Ray Dirks Research ("RDR") or its designees for services rendered in connection with a license transaction. Michael Hsu, a director of the Company, serves as a consultant to RDR and received one-half of such warrants.

     In February 1995, Paramount acted as placement agent in connection with the Company's private placement of Series B Preferred Stock. Paramount received $103,125 in commissions and a $45,375 expense allowance for services rendered in connection with such private placement. In addition, designees of Paramount received Series B Preferred Stock purchase warrants which currently represent warrants to purchase an aggregate of 46,350 shares of Common Stock at an exercise price of $3.92 per share. Dr. Rosenwald and Mr. Kash received warrants to purchase 17,961 and 8,709 of such shares, respectively.

     Between August and October 1995, The Aries Domestic Fund L.P. and The Aries Trust loaned the Company an aggregate of $250,000 evidenced by the promissory notes (the "Investor Notes") which bore interest at the rate of 12% per annum and were payable on the earlier of the closing of an initial public offering or one year from the date of issuance. In accordance with their terms, the principal amount of the Investor Notes was converted into $250,000 principal amount of 10% promissory notes (the "Bridge Notes") and 125,000 Class A Warrants as part of a bridge financing completed in October 1995. Accrued interest on the Investor Notes was repaid in January, 1996. Repayment of the principal and accrued interest on the Bridge Notes was made upon completion of the Company's initial public offering in January 1996. Dr. Rosenwald is the President of the general partner of The Aries Domestic Fund L.P. and serves as investment manager for The Aries Trust.

     The Company believes that all of the transactions set forth above were made on terms no less favorable to the Company than could have been obtained from unaffiliated third parties. The Company has adopted a policy that all future transactions, including loans, between the Company and its officers, directors, principal shareholders and their affiliates will be approved by a majority of the Board of Directors, including a majority of the independent and disinterested outside directors on the Board of Directors, and will continue to be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

              PROPOSAL - AMENDMENT TO THE 1995 STOCK OPTION PLAN

      At the Annual Meeting, the shareholders are being asked to approve an amendment to the Company's 1995 Stock Option Plan (the "Plan") in order to increase the number of shares reserved for issuance thereunder by 1,000,000 shares, from 300,000 shares to 1,300,000 shares of Common Stock. The Plan was adopted by the Board of Directors on October 18, 1995 and approved by the shareholders. On August 6, 1996, the Board of Directors adopted this amendment to the Plan and recommends that the shareholders approve such amendment.

Summary of the Plan

     The Plan currently covers 300,000 shares of Common Stock and employees, officers and directors of, and consultants or advisers to, the Company and any subsidiary corporations are eligible to receive incentive stock options ("incentive options") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and/or options that do not qualify as incentive options ("non-qualified options"). The Plan, which expires in October 2005, will be administered by the Board of Directors or a committee of the Board of Directors. The purposes of the Plan are to ensure the retention of existing executive personnel, key employees, directors, consultants and advisors who are expected to contribute to the Company's future growth and success and to provide additional incentive by permitting such individuals to participate in the ownership of the Company, and the criteria to be utilized by the Board of Directors or the committee in granting options pursuant to the Plan will be consistent with these purposes. The Plan provides for automatic grants of options to certain directors.

     Options granted under the Plan may be either incentive options or non-qualified options. Incentive options granted under the Plan are exercisable for a period of up to 10 years from the date of grant at an exercise price which is not less than the fair market value of the Common Stock on the date of the grant, except that the term of an incentive option granted under the Plan to a stockholder owning more than 10% of the outstanding voting power may not exceed five years and its exercise price may not be less than 110% of the fair market value of the Common Stock on the date of the grant. To the extent that the aggregate fair market value, as of the date of grant, of the shares for which incentive options become exercisable for the first time by an optionee during the calendar year exceeds $100,000, the portion of such option which is in excess of the $100,000 limitation will be treated as a nonqualified option. Options granted under the Plan to officers, directors or employees of the Company may be exercised only while the optionee is employed or retained by the Company or within 90 days of the date of termination of the employment relationship or directorship. However, options which are exercisable at the time of termination by reason of death or permanent disability of the optionee may be exercised within 12 months of the date of termination of the employment relationship or directorship. Upon the exercise of an option, payment may be made by cash or by any other means that the Board of Directors or the committee determines. No options may be granted under the Plan after October 2005.

     Options may be granted only to such employees, officers and directors of, and consultants and advisors to, the Company or any subsidiary of the Company as the Board of Directors or the committee shall select from time to time in its sole discretion, provided that only employees of the Company or a subsidiary of the Company shall be eligible to receive incentive options. An optionee may be granted more than one option under the Plan. The Board of Directors or the committee will, in its discretion, determine (subject to the terms of the Plan) who will be granted options, the time or times at which options shall be granted, and the number of shares subject to each option, whether the options are incentive options or nonqualified options, and the manner in which options may be exercised. In making such determination, consideration may be given to the value of the services rendered by the respective individuals, their present and potential contributions to the success of the Company and its subsidiaries and such other factors deemed relevant in accomplishing the purpose of the Plan.

     The Plan may be amended or terminated by the Board at any time. Any amendment which would increase the aggregate number of shares of Common Stock as to which options may be granted under the Plan, materially increase the benefits under the Plan, or modify the class of persons eligible to receive options under the Plan shall be subject to the approval of the Company's shareholders. No amendment or termination may adversely affect any outstanding option without the written consent of the optionee.

     The following table sets forth information with respect to options granted under the Plan since its effective date (excluding any options granted subject to approval of the foregoing amendment to the Plan) and options granted subject to approval of the foregoing amendment to the Plan (the "Contingent Options").


                                             Number of Shares                              Average
                                             Covered by Options     Number of Shares       Exercise
                                             Granted (Excluding      Covered by            Price Per
Name of Grantee                              Contingent Options)    Contingent Options       Share
- ---------------                              -------------------    ------------------   ---------------

Louis R. Bucalo, M.D., President                  114,100                433,088             $7.125
  and Chief Executive Officer

Richard C. Allen, Ph.D., Executive                 13,700                 61,931             $7.125
  Vice President

All current executive officers
  as a group                                      160,000                670,135             $7.125

All current directors who are not
 executive officers as a group                     80,000                   --               $5.00

All employees, including all current
  officers who are not executive
  officers, as a group                             24,500                   --               $7.125


                      APPOINTMENT OF INDEPENDENT AUDITORS

     The Management of the Company recommends the appointment of Ernst & Young LLP, independent certified public accountants, as the Company's independent auditors. Ernst & Young LLP has been the Company's auditors for the past two fiscal years and has no direct or indirect financial interest in the Company. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting of Shareholders with the opportunity to make a statement if he or she desires to do so, and shall be available to respond to appropriate questions.

                                    GENERAL

     The Management of the Company does not know of any matters other than those stated in this Proxy Statement which are to be presented for action at the meeting. If any other matters should properly come before the meeting, it is intended that proxies in the accompanying form will be voted on any such other matters in accordance with the judgment of the persons voting such proxies. Discretionary authority to vote on such matters is conferred by such proxies upon the persons voting them.

     The Company will bear the cost of preparing, printing, assembling and mailing the proxy, Proxy Statement and other material which may be sent to Shareholders in connection with this solicitation. It is contemplated that brokerage houses will forward the proxy materials to beneficial owners at the request of the Company. In addition to the solicitation of proxies by use of the mails, officers and regular employees of the Company may solicit proxies without additional compensation, by telephone or telegraph. The Company does not expect to pay any compensation for the solicitation of proxies.

     The Company will provide without charge to each person being solicited by this Proxy Statement, on the written request of any such person, a copy of the Annual Report of the Company on Form 10-KSB for the year ended December 31, 1995 (as filed with the Securities and Exchange Commission) including the financial statements thereto. All such requests should be directed to Sunil Bhonsle, 400 Oyster Point Boulevard, Suite 505, South San Francisco, California 94080.

                             SHAREHOLDER PROPOSALS

     The Annual Meeting of Shareholders for the fiscal year ending December 31, 1996 is expected to be held in June 1997. All proposals intended to be presented at the Company's next Annual Meeting of Shareholders must be received at the Company's executive office no later than April 25, 1997, for inclusion in the Proxy Statement and form of proxy related to that meeting.

                                             By Order of the Board of Directors,

                                             Louis R. Bucalo, M.D.,
                                             President and Chief

Executive Officer
Dated:  September 4, 1996

PROXY


                          TITAN PHARMACEUTICALS, INC.
                         ANNUAL MEETING OF STOCKHOLDERS

          This Proxy is Solicited on Behalf of the Board of Directors

     The undersigned hereby appoints Dr. Louis R. Bucalo or Sunil Bhonsle as proxy to represent the undersigned at the Annual Meeting of Shareholders to be held at 400 Oyster Point Boulevard, Suite 505, South San Francisco, California 94080 on October 18, 1996 at 9:30 a.m., local time, and at any adjournments thereof, and to vote the shares of Common Stock the undersigned would be entitled to vote if personally present, as indicated below.

     1.   Election of Directors

          FOR all nominees listed below [  ]          WITHHOLDING AUTHORITY [  ]
          (except as marked to the                    to vote for all nominees
          contrary below)                             listed below

          Louis R. Bucalo, M.D., Ernst-Gunter Afting, M.D., Ph.D.
          Michael K. Hsu, Hubert Huckel, M.D., Marvin E. Jaffe, M.D.,
          Peter M. Kash, Lindsay A. Rosenwald, M.D., Konrad M. Weis, Ph.D. and Kenneth J. Widder, M.D.

     (INSTRUCTION: To withhold authority to vote for any individual nominee, print that nominee's name on the line provided below.)


- --------------------------------------------------------------------------------

     2.   Approval of an amendment to the Company's 1995 Stock Option Plan.

            FOR [  ]          AGAINST [  ]          ABSTAIN [  ]

     3. Approval and ratification of the appointment of Ernst & Young LLP as independent auditors.

            FOR [  ]          AGAINST [  ]          ABSTAIN [  ]

     The shares of Common Stock represented by this proxy will be voted as directed; however, if no direction is given, the shares of Common Stock will be voted FOR the election of the nominees, FOR the approval of the amendment to the 1995 Stock Option plan and FOR the approval and ratification of the appointment of Ernst & Young LLP as the independent auditors of the Company.

     If any other business is presented at the meeting, this proxy will be voted by those named in this proxy in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the meeting.

                                          DATED:_______________________, 1996


                                          ____________________________________
                                          Signature


                                          ____________________________________
                                          Signature if held jointly


                                          (Please date, sign as name appears at
                                          the left, and return promptly. If the
                                          shares are registered in the names of
                                          two or more persons, each person
                                          should sign. When signing as Corporate
                                          Officer, Partner, Executor,
                                          Administrator, Trustee or Guardian,
                                          please give full title. Please note
                                          any changes in your address alongside
                                          the address as it appears in the
                                          proxy.)